Exhibit 99.1

CIM Group Announces Second Quarter 2018 Results
for Cole Credit Property Trust V

Phoenix, AZ, August 14, 2018 - On August 13, 2018, Cole Credit Property Trust V, Inc. (“CCPT V” or the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) that primarily owns and operates net-lease commercial real estate across the retail sector, filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) for the second quarter of 2018. CCPT V is sponsored by an affiliate of CIM Group, LLC (“CIM”), a community-focused real estate and infrastructure owner, operator and lender.

As of July 31, 2018, CCPT V’s portfolio consisted of 140 properties encompassing approximately 3.4 million gross rentable square feet of commercial space across 33 states with a total purchase price of approximately $675.6 million, which includes certain acquisition-related expenses that were capitalized. As of June 30, 2018, portfolio tenants represented 115 concepts and 26 industry sectors.

Results and Accomplishments for the Second Quarter 2018

•	Approximately 39.0% of CCPT V’s portfolio was leased to investment-grade rated tenants.

•	CCPT V’s weighted average remaining lease term was approximately 10.5 years with 98.5% of properties leased.

•
The Company acquired two single-tenant retail properties during the second quarter of 2018 for a total purchase price of $32.4 million, representing 138,000 square feet. The properties are leased to BJ’s Wholesale Club in Fort Myers, FL and Duluth Trading Company in Denton, TX.

•	Total revenue for the quarter ended June 30, 2018 was approximately $13.6 million, representing year-over-year growth of 25.2% from the same period in 2017.

Events Subsequent to June 30, 2018

•	Subsequent to June 30, 2018, the Company redeemed approximately 133,000 shares for $2.9 million at an average per share price of $22.07 pursuant to the Company’s share redemption program.

About Cole Credit Property Trust V
CCPT V is a public, non-listed REIT formed in 2012 that primarily owns and operates income-producing, single-tenant necessity retail properties subject to long-term net leases with national or regional creditworthy tenants. CCPT V seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. CCPT V is sponsored by an affiliate of CIM.

About CIM Group®
CIM is a community-focused real estate and infrastructure owner, operator and lender. Since 1994, CIM has managed more than $56 billion of projects in communities across the Americas on behalf of its own account and its partners, co-investors and shareholders. CIM’s broad in-house expertise includes decades of research, acquisition, credit analysis, development, finance, leasing and asset management experience in urban real assets, net-lease assets and other associated credit strategies. CIM seeks to maximize its disciplined approach and extensive in-house expertise by creating value in projects, which ultimately enhances communities. For more information, visit www.cimgroup.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect CCPT V’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,”
“plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Relations Contact:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com